SHARE & BLEJEC LLP

                                   ----------

                               317 MADISON AVENUE
                                   SUITE 1421
                            NEW YORK, NEW YORK 10017
                            TELEPHONE (212) 378-1200
                             TELEFAX (212) 378-1299

                                  March 6, 2000

Ultralife Batteries, Inc.
2000 Technology Parkway
Newark, NY 14513

      Re: Registration Statement on Form S-8 Relating to 1,150,000 additional shares issuable pursuant to the Company's 1992 Stock Option Plan and to other plans

Dear Sir or Madam:

      We have  acted  as  counsel  to  Ultralife  Batteries,  Inc.,  a  Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the offering up of up to 650,000 additional shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), to be issued pursuant to stock options granted or to be granted under the Company's 1992 Stock Option Plan (the "1992 Plan") and 500,000 shares of Common Stock under other plans of the Company. We have examined such records, documents, statutes and decisions as we have deemed relevant in rendering this opinion. In our examination we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

      In our opinion, the shares of the Company's Common Stock to be issued upon exercise of the options granted or to be granted in accordance with the terms of the 1992 Plan or the other plans, when issued in accordance with the terms of the 1992 Plan or such other plans for a price not less than the par value thereof, will validly issued, fully paid and nonassessable shares of the Common Stock of the Company.

      The opinion set forth above is limited to the General Corporation Law of the State of Delaware.

      We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under
Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,

                                                     /s/ Paul Share
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                                                         Paul Share